Exhibit 99.1

Media Contact:

Laurie Kight

214.801.6455

lkight@santanderconsumerusa.com

Investor/Analyst Contact:

Evan Black

Kristina Carbonneau

800.493.8219

investorrelations@santanderconsumerusa.com

Heidi Ueberroth Appointed to Santander Consumer USA Holdings Inc.

Board of Directors

Ms. Ueberroth serves as the second independent director of Santander Consumer USA Holdings Inc.

DALLAS – APRIL 15, 2014 – Santander Consumer USA Holdings Inc. (NYSE: SC) (“SCUSA”) today announced it has appointed Heidi Ueberroth to its Board of Directors, effective immediately. Ms. Ueberroth is the second independent director on SCUSA’s board, and will serve as a member of the Audit Committee. Her appointment increases the membership of SCUSA’s Board of Directors from 11 to 12.

Following Ms. Ueberroth’s appointment, the Santander Consumer USA Holdings Inc. board members are:

•	Thomas Dundon, Chairman (SCUSA)

•	Gonzalo de Las Heras, Honorary Chairman (Santander)

•	Alberto Sanchez, Vice Chairman (Santander)

•	Juan Carlos Alvarez (Santander)

•	Roman Blanco (Santander)

•	Stephen Ferriss (Independent)

•	Matthew Kabaker (Centerbridge)

•	Javier San Felix (Santander)

•	Tagar Olson (KKR)

•	Heidi Ueberroth (Independent)

•	Juan Andres Yanes (Santander)

•	Daniel Zilberman (Warburg Pincus)

Ms. Ueberroth, age 48, is the former president of NBA International, part of the National Basketball Association (“NBA”). She joined the NBA in 1994, where she worked primarily to expand the NBA’s global presence. In 2009 she was named President of NBA International and was responsible for leading the NBA’s operations outside the United States. Under her direction, NBA games and programming were televised to 215 countries and territories in more than 47 languages.

She served on NBA China’s Board of Directors, which she was instrumental in founding. Prior to joining the NBA, Ms. Ueberroth worked in sales and programming roles at ESPN and Ohlmeyer Communications Co. based in New York and Paris.

“Heidi Ueberroth is a savvy executive with a track record of marketing success on a global scale,” said Tom Dundon, CEO and Chairman of the SCUSA board. “We look forward to Ms. Ueberroth’s contributions to our board of directors.”

Ms. Ueberroth is also a Director of the Pebble Beach Company and of the Monterey Peninsula Foundation, and is a trustee of the Cancer Research Institute. Ms. Ueberroth holds a degree in English Literature from Vanderbilt University. Ms. Ueberroth resides in New York City.

About Santander Consumer USA Holdings Inc.

Santander Consumer USA Holdings Inc. (NYSE: SC) is a full-service, technology-driven consumer finance company focused on vehicle finance and unsecured consumer lending products. The company has a serviced finance portfolio of approximately $28 billion, relationships with more than 14,000 automotive dealers in the U.S., and retail installment contracts with more than 2 million customers. The company began originating financing in 1997 and is headquartered in Dallas. (www.santanderconsumerusa.com)

Forward-Looking Statements

This press release contains forward-looking statements. Any statements about our expectations, beliefs, plans, predictions, forecasts, objectives, assumptions, or future events or performance are not historical facts and may be forward-looking. These statements are often, but not always, made through the use of words or phrases such as “anticipate,” “believes,” “can,” “could,” “may,” “predicts,” “potential,” “should,” “will,” “estimate,” “plans,” “projects,” “continuing,” “ongoing,” “expects,” “intends,” and similar words or phrases. Accordingly, these statements are only predictions and involve estimates, known and unknown risks, assumptions, and uncertainties that could cause actual results to differ materially from those expressed in them. Our actual results could differ materially from those anticipated in such forward-looking statements as a result of several factors more fully described under the caption “Risk Factors” and elsewhere in the Annual Report on Form 10-K filed by us with the Securities and Exchange Commission. Any or all of our forward-looking statements in this press release may turn out to be inaccurate. The inclusion of this forward-looking information should not be regarded as a representation by us or any other person that the future plans, estimates, or expectations contemplated by us will be achieved. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, and financial needs. There are important factors that could cause our actual results, level of activity, performance, or achievements to differ materially from the results, level of activity, performance, or achievements expressed or implied by the forward-looking statements, including, but not limited to, the following: (1) adverse economic conditions in the United States and worldwide may negatively impact our results; (2) our business could suffer if our access to funding is reduced; (3) we face significant risks implementing our growth strategy, some of which are outside our control; (4) our recent agreement with Chrysler Group LLC may not result in currently anticipated levels of growth and is subject to certain performance conditions that could result in termination of the agreement; (5) our business could suffer if we are unsuccessful in developing and maintaining relationships with automobile dealerships; (6) our financial condition, liquidity, and results of operations depend on the credit performance of our loans; (7) loss of our key management or other personnel, or an inability to attract such management and personnel, could negatively impact our business; (8) future changes in our relationship with Banco Santander, S.A. could adversely affect our operations; and (9) we operate in a highly regulated industry and continually changing federal, state, and local laws and regulations could materially adversely affect our business. All forward-looking statements are necessarily only estimates of future results. Accordingly, you are cautioned not to place undue reliance on such statements. Any forward-looking statement is qualified in its entirety by reference to the matters discussed in this press release. Further, any forward-looking statement speaks only as of the date on which it is made and we undertake no obligation to update or revise any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.

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